SCHEDULE 13D (CONTINUED)	PAGE 10 OF 10 PAGES

EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of Sight Resource Corporation, a Delaware corporation, and that this Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 10th day of May, 2004.

CARLYLE VENTURE PARTNERS, L.P., a Cayman Islands exempted limited partnership

By: TCG Ventures, Ltd., as the General Partner

By:	/s/ Robert Grady

Name:	Robert Grady
Title:	Managing Director

C/S VENTURE INVESTORS, L.P., a Cayman Islands exempted limited partnership

By: TCG Ventures, Ltd., as the General Partner

By:	/s/ Robert Grady

Name:	Robert Grady
Title:	Managing Director

CARLYLE U.S. VENTURE PARTNERS, L.P., a Delaware limited partnership

By: TCG Ventures, L.L.C., as the General Partner

By:	/s/ Robert Grady

Name:	Robert Grady
Title:	Managing Director

CARLYLE VENTURE COINVESTMENT, L.L.C., a Delaware limited liability company

By: TCG Ventures, L.L.C., as the Managing Member

By:	/s/ Robert Grady

Name:	Robert Grady
Title:	Managing Director

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